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                                                                   Exhibit 16.2


January 28, 1998



Securities and Exchange Commission
Washington, DC  20549

Re:           Consolidated Capital of North America, Inc.
              File No. 0-21821


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Consolidated Capital of North America, Inc. dated January 21, 1998. We agree with the statements contained in paragraph
(a) of such Item. We were informed of these matters on January 26, 1998. We do not have sufficient information to comment on the contents of paragraph (b) of
Item 4.

Very truly yours,

/s/ Grant Thornton LLP